UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2018

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01      Regulation FD Disclosure

On April 10, 2018, Zynerba Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the initiation of the Company’s Phase 2 BELIEVE 1 (Open Label Study to Assess the Safety and Efficacy of ZYN002 Administered as a Transdermal Gel to Children and Adolescents with Developmental and Epileptic Encephalopathy) clinical trial. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01      Other Events

Attached as Exhibit 99.2 is a presentation that the Company will post on its website on April 10, 2018 and may use from time to time in presentations or discussions with investors, analysts and other parties.

Item 9.01      Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated April 10, 2018.

99.2	Zynerba Pharmaceuticals, Inc. Presentation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
	Name:	Suzanne Hanlon
	Title:	Secretary, Vice President and General Counsel

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